UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
QuinStreet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 13, 2010, QuinStreet’s Chairman and Chief Executive Officer, Douglas Valenti, entered into a pre-arranged trading plan in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and in compliance with QuinStreet company policies.
This pre-arranged stock trading plan was adopted in order to allow Mr. Valenti to sell a portion of the QuinStreet stock he beneficially owns over time as part of a long-term strategy for individual and family asset diversification and liquidity. The transactions under this plan will be disclosed publicly through Form 4 filings and will also be subject to the restrictions and filing requirements of Rule 144 of the U.S. Securities Act of 1933, as amended.
The 10b5-1 plan allows Mr. Valenti to gradually diversify his investment portfolio and spread stock trades over an extended period of time to reduce potential market impact. Because the plan is being established well in advance of any trades, it can help avoid concerns about whether Mr. Valenti had material, non-public information when the decision was made to sell stock.
Mr. Valenti’s plan covers multiple years, and sales volumes will depend on the price of QuinStreet stock at the time of a trade. Even if QuinStreet stock prices were to exceed the highest thresholds set in the plan in every trade throughout the life of the plan, Mr. Valenti would sell in aggregate only a minority of the QuinStreet stock he beneficially owns.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QuinStreet, Inc.
Dated: May 14, 2010	By:	/s/ Daniel Caul
General Counsel